Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated September 13, 2012, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report on Form 10-K of Oclaro, Inc. for the year ended June 30, 2012. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Oclaro, Inc. on Forms S-8 (File No. 333-183331, effective August 15, 2012, 333-179255, effective January 31, 2012, 333-172712, effective March 10, 2011, 333-158973, effective May 5, 2009, 333-149072, effective February 5, 2008, 333-129825, effective November 18, 2005, 333-13388, effective September 15, 2004, 333-119011, effective September 15, 2004, and 333-113341, effective September 15, 2004), and Forms S-3 (File No. 333-145665, effective October 19, 2007, 333-142270, effective May 9, 2007, 333-137719, effective October 23, 2006, 333-133460, effective April 21, 2006, 333-132069, effective March 16, 2006, 333-128944, effective October 11, 2005, 333-127546, effective October 11, 2005, and 333-122630, effective February 8, 2005).

/s/ GRANT THORNTON LLP

San Francisco, California

September 13, 2012